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                                                                      EXHIBIT 16


                [LETTERHEAD OF COOPERS & LYBRAND APPEARS HERE]



April 3, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Brown & Sharpe Manufacturing Company, which we understand will be filed with the Commission, pursuant to Item 4 of Form 8K, as part of the Company's Form 8-K report dated March 29, 1995. We agree with the statements concerning our Firm in such Form 8-K.

                                       Very truly yours,

                                       /s/ Coopers & Lybrand L.L.P.

                                       Coopers & Lybrand L.L.P.